Exhibit 3.17

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on August 16, 2012.

Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

F9106050000194

INFO

CERTIFICATE OF INCORPORATION

OF

BRIAR JOY DEVELOPMENT CORPORATION

Under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1) The name of the corporation is:

BRIAR JOY DEVELOPMENT CORPORATION

(2) The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the Business Corporation Law of the State of New York. The Corporation is not to engage in any act or activity requiring any consents or approvals by law without such consent or approval first being obtained.

For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have, and may exercise, all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

(3) The number of shares which the Corporation shall have the authority to issue is 200 at no par value.

(4) The principal office of the corporation is to be located in County of St. Lawrence, State of New York.

(5) The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

c/o Thomas J. Lynch, Esq. 4514 Wilderness Way Syracuse, NY 13215

The undersigned incorporator is of the age of eighteen years or older.

IN WITNESS WHEREOF, this certificate has been subscribed this 4th day of June, 1991 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

Joan Terry	500 Central Avenue, Albany, NY 12206
Joan Terry, Incorporator	Address

CERTIFICATE OF INCORPORATION

OF

BRIAR JOY DEVELOPMENT CORPORATION

8C$10	FILER: Thomas J. Lynch, Esq. 4514 Wilderness Way Syracuse, NY 13215
REFERENCE # L5192-828066

910605000210

2